Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of inTEST Corporation of our report dated March 22, 2023, relating to the consolidated financial statements of inTEST Corporation, appearing in the Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania

November 9, 2023